Acura Pharmaceuticals Contact: Peter A. Clemens, SVP & CFO 847-705-7709

FOR IMMEDIATE RELEASE

ACURA PHARMACEUTICALS, INC. ANNOUNCES
ANDREW REDDICK, PRESIDENT & CEO, TO TAKE MEDICAL LEAVE

Palatine, IL, April 25, 2011: Acura Pharmaceuticals, Inc. (NASDAQ:ACUR) announced that President and Chief Executive Officer Andy Reddick has begun a leave of absence for health reasons for an as-yet undetermined period. Mr. Reddick will continue to serve as a member of the Company’s Board of Directors.  During Mr. Reddick’s absence, Bob Jones, the Company’s Chief Operating Officer, will assume day-to-day responsibilities and Richard Markham will continue in his role as non-executive Chairman of the Board.

The Company’s Board of Directors, management and staff all wish Mr. Reddick a full and speedy recovery.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse and misuse utilizing our proprietary Aversion® and Impede® Technologies, and other novel technologies.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, our ability and the ability of Pfizer  (to whom we have licensed our Aversion® Technology for certain opioid analgesic products in the United States, Canada and Mexico) and the ability other pharmaceutical companies, if any, to whom we may license our Aversion® Technology or Impede™ Technology, to obtain necessary regulatory approvals and commercialize products utilizing such technologies, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date and the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, the risk that the FDA may not agree with our analysis of our clinical studies and may evaluate the results of these studies by different methods or conclude that the results of the studies are not statistically significant, clinically meaningful or that there were human errors in the conduct of the studies or the risk that further studies of our product candidates are not positive or otherwise do not support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications or for abuse limiting features, whether our product candidates will ultimately deter abuse in commercial settings, the ability of customers to purchase our Impede® products without a prescription, and the uncertainties inherent in scientific research, drug development, laboratory and clinical trials and the regulatory approval process.  Other important factors that may also affect future results include, but are not limited to: our ability to attract and retain skilled personnel; our ability to secure and protect our patents, trademarks and other proprietary rights; litigation or regulatory action that could require us to pay significant damages or change the way we conduct our business; our ability to compete successfully against current and future competitors; our dependence on third-party suppliers of raw materials; our ability to secure U.S. Drug Enforcement Administration  quotas and source the active ingredients for our products in development; difficulties or delays in conducting clinical trials for our product candidates or in the commercial manufacture and supply of our products; and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions identify forward-looking statements.